Exhibit 99.2

HavenBrook Partners, LLC
(A Delaware Limited Liability Company)
Consolidated Financial Statements
June 30, 2018 and December 31, 2017

HavenBrook Partners, LLC
(A Delaware limited liability company)
Index
June 30, 2018 and December 31, 2017

Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Consolidated Statements of Assets, Liabilities, and Members’ Equity	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Members’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-11

Report of Independent Auditors

To the Management of HavenBrook Partners, LLC

We have audited the accompanying consolidated financial statements of HavenBrook Partners, LLC and its subsidiaries, which comprise the consolidated statement of assets, liabilities, and members’ equity as of December 31, 2017, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HavenBrook Partners, LLC and its subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Chicago, IL
March 16, 2018

HavenBrook Partners, LLC
(A Delaware limited liability company)
Consolidated Statements of Assets, Liabilities, and Members’ Equity

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$148,093	$988,566
Accounts receivable	52,078	52,078
Receivables due from Rental Home Associates, LLC	464,841	454,883
Prepaid expenses and other current assets	505,241	548,811
Total Current Assets	1,170,253	2,044,338

Property and Equipment:
Property and equipment	4,851,646	4,832,146
Less accumulated depreciation	(2,494,261)	(2,021,940)
Property and Equipment, net	2,357,385	2,810,206

Intangible assets and other assets, net of accumulated amortization of $1,286,667 and $1,093,666	460,333	653,334
Total Assets	$3,987,971	$5,507,878

Liabilities & Members' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$1,628,142	$2,656,670
Deferred revenue from Rental Home Associates, LLC	1,884,128	1,884,128
Total Current Liabilities	3,512,270	4,540,798

Long Term Liabilities
Other long term liabilities	9,003	11,702
Members' Equity	466,698	955,378
Total Liabilities & Members' Equity	$3,987,971	$5,507,878

The accompanying notes are an integral part of these consolidated financial statements.

HavenBrook Partners, LLC
(A Delaware limited liability company)
Consolidated Statements of Operations

	Six months ended June 30,		Year ended
	2018	2017	December 31, 2017
	(unaudited)	(unaudited)
Revenues from Services
Construction revenue	$17,400	$10,559	$21,513
Commission revenue	96,505	88,360	178,330
Property management revenue	1,944,675	1,841,211	3,704,949
Asset management revenue	3,000,000	3,000,000	6,000,000
Marketing and leasing revenue	976,552	1,110,637	2,023,225
Total Revenue	6,035,132	6,050,767	11,928,017

Operating Expenses

Depreciation and Amortization	665,322	685,366	1,375,695

Selling, General & Administrative Expenses
Payroll & salaries	4,408,818	4,434,920	8,756,535
Auto expense	297,713	298,169	598,543
Rent expense	311,541	300,455	578,211
Professional fees	166,502	205,688	324,583
Insurance expense	436,785	311,375	701,797
Technology expenses	851,491	898,222	1,746,958
Interest and bank fees expense	21,172	30,327	42,830
Other general & administrative costs	1,364,470	1,708,120	2,918,790
Total Selling, General & Administrative Expenses	7,858,492	8,187,276	15,668,247
Total Operating Expenses	8,523,814	8,872,642	17,043,942

Net loss	$(2,488,682)	$(2,821,875)	$(5,115,925)

The accompanying notes are an integral part of these consolidated financial statements.

HavenBrook Partners, LLC
(A Delaware limited liability company)
Consolidated Statements of Changes in Members’ Equity

	Six months ended June 30,		Year ended
	2018	2017	December 31, 2017
	(unaudited)	(unaudited)

Balance at beginning of period	$955,378	$4,071,301	$4,071,301
Net loss	(2,488,682)	(2,821,875)	(5,115,925)
Contributed capital	2,000,002	2,000,002	2,000,002
Balance at end of period	$466,698	$3,249,428	$955,378

The accompanying notes are an integral part of these consolidated financial statements.

HavenBrook Partners, LLC
(A Delaware limited liability company)
Consolidated Statements of Cash Flows

	Six months ended June 30,		Year ended
	2018	2017	December 31, 2017
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(2,488,682)	$(2,821,875)	$(5,115,925)
Reconciliation of net loss to net cash used in operating activities:
Depreciation expense	472,321	492,366	989,695
Amortization of intangible assets	193,001	193,000	386,000
Deferred rent liability	-	(148,784)	(148,784)
Changes in assets and liabilities:
Accounts receivable	(10,229)	(97,785)	135,553
Unbilled revenue	271	12,082	14,508
Prepaid expenses and other current assets	43,570	48,441	(119,769)
Accounts payable	(6,324)	(52,493)	(170,710)
Accrued payroll	(897,218)	(737,610)	221,237
Accrued expenses	(124,986)	200,885	375,101
Other long term liabilities	(2,699)	(2,402)	(4,948)
Net cash used in operating activities	(2,820,975)	(2,914,175)	(3,438,042)

Cash Flows from Investing Activities:
Acquisitions of property and equipment	(19,500)	(2,371)	(26,782)
Net cash used in investing activities	(19,500)	(2,371)	(26,782)

Cash Flows from Financing Activities:
Capital contributed by Member	2,000,002	2,000,002	2,000,002
Net cash provided by financing activities	2,000,002	2,000,002	2,000,002

Net Decrease in Cash	(840,473)	(916,544)	(1,464,822)
Cash at beginning of period	988,566	2,453,388	2,453,388
Cash at end of period	$148,093	$1,536,844	$988,566

Supplemental disclosure of cash flow information
Cash paid for interest	$7,135	$1,811	$3,894

The accompanying notes are an integral part of these consolidated financial statements.

HavenBrook Partners, LLC
(A Delaware limited liability company)
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

Information in these notes as of June 30, 2018 or for the six months ended June 30, 2018 or 2017 is presented on an unaudited basis.

1.	Organization

HavenBrook Partners, LLC, a Delaware limited liability company (the “Company”), commenced operations on August 1, 2012 and operates as a service provider for Rental Home Associates, LLC (“RHA”) of residential single family homes (the “Properties”) and provides acquisition, renovation oversight, leasing, and property management services.

As of June 30, 2018 and December 31, 2017, of the 10,872,407 units issued and outstanding, TOBI II, LLC (“TOBI”) owned 10,634,907 Class B units and SEMS, LLC owned 237,500 Class A units. The Class A and Class B units share the same rights under the amended operating agreement.

The Company shall operate perpetually, unless dissolved earlier as provided in the LLC Agreement as amended. The Company primarily acts as a holding company for its subsidiary interests. Through June 30, 2018, the Company had four wholly owned subsidiary limited liability companies that each performed specific services for the Properties. References to the operations of the Company include the operations of these subsidiaries. These subsidiaries are outlined below:

HavenBrook Brokers, LLC, a licensed real estate brokerage;
HavenBrook Construction, a licensed contracting company;
HavenBrook Homes, LLC, a licensed property management and leasing company; and
RentalStat, LLC.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on an accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Company consolidates all of its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates include the fair value of intangible assets, accruals for operating expenses, and useful lives of property for purposes of determining depreciation expense. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash balances with one financial institution have been, from time to time, in excess of federally insurable limits. The Company has not experienced, and does not expect, any losses in these accounts.

Revenue Recognition

Properties are billed independently for services provided. All of the Company’s revenue was generated through its property management agreement with RHA.

HavenBrook Partners, LLC
(A Delaware limited liability company)
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

Revenue for oversight of third-party general contractors is recognized on the percentage of completion method. Percentage-of-completion is measured principally by the percentage of costs incurred to date for each contract to the estimated total cost for such contract at completion. The Company records revenue for management fees based on the actual rents collected and accrued and recognizes that revenue in the month earned. Revenue from marketing pass through expenses are earned when the costs for the marketing are incurred. Revenue for leasing fees are earned upon the execution of the lease and are charged at 100% of one month’s rent.

Asset management fees are earned from the management of RHA and were equal to $500,000 per month.

Property and Equipment

Property and equipment is capitalized as incurred. These assets primarily consist of office furniture and leasehold improvements. All property and equipment are considered to have a three to five year useful life and are depreciated on a straight line basis. As of June 30, 2018 and December 31, 2017, the accumulated depreciation related to office furniture and leasehold improvements totaled $599,599 and $544,425, respectively.

Software Costs

The Company capitalizes internal-use software development costs during the application development stage and includes them in property and equipment on the balance sheet. The Company expenses costs of training, post-implementation costs and maintenance associated with upgrades. Capitalized costs are estimated to have a five year useful life and are depreciated on a straight line basis. As of June 30, 2018 and December 31, 2017, the accumulated depreciation related to software development costs totaled $1,894,661 and $1,477,515, respectively.

Accounting for Leases

The Company leases commercial office space for its main office and retail space for its field offices. The Company also leases vehicles for its leasing, construction oversight and maintenance operations. All of these leases are considered and accounted for as operating leases. Minimum rents are recognized based on the contractual rents stated in the lease agreements. Straight-line rent expense is recorded as the difference between the average minimum rent over the term of the lease agreement compared to the contractual rents.

Unbilled Revenue

Third party contractors perform renovation services for the Properties; Unbilled Revenue represents an estimate of the construction oversight fees charged as a percentage of materials used and services provided that had not been invoiced to the Properties as of the end of the period. This estimate is based on a percentage of completion assessment, performed by management, for individual jobs or properties.

As of June 30, 2018 and December 31, 2017, HavenBrook Construction had $1,328 and $1,599, respectively, of unbilled oversight fees for work performed prior to the end of the period as these fees were incurred as of period-end and subsequently invoiced to the Properties.

Other Intangible Assets

The Company’s intangible assets are principally comprised of the Company’s trade name and internally developed software. Intangible assets that have finite useful lives are amortized over their useful lives ranging from 4 to 6 years.

HavenBrook Partners, LLC
(A Delaware limited liability company)
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

Reimbursement of Certain Expenses

In the fulfillment of its services to the Properties, the Company frequently incurs reimbursable expenses for maintenance, bank fees and marketing. The reimbursement of these expenses is covered in agreements with RHA. As reimbursable expenses are incurred by the Company, the expenses are recorded and are then billed back to the Properties. Revenue is recognized when earned, which is generally when corresponding expenses are incurred. During the six months ended June 30, 2018 and 2017, and the year ended December 31, 2017, the Company’s consolidated statements of operations included revenue from reimbursed expenses of $258,461, $395,440 and $575,791, respectively, which is included in marketing and leasing revenue on the consolidated statements of operations.

Income Taxes

The Company is organized as a limited liability company and therefore is treated as a partnership for federal and state income tax purposes. Consequently, no provisions for income taxes are made at the Company level. In certain instances, the Company may be subject to certain state and local taxes, which are not material to the consolidated financial statements.

The Company follows guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. The guidance requires the evaluation of tax positions taken in the course of preparing the Company’s tax returns to determine whether tax positions were “more-likely-than-not” of being sustained by the applicable tax authority.

Tax benefits of positions not deemed to meet the more-likely-than-not threshold are recorded as a tax expense in the current year. As of June 30, 2018 and December 31, 2017, the Company was not aware of any uncertain tax positions. The tax years 2015, 2016 and 2017 remain open to examination by various federal and state taxing authorities.

Risks and Uncertainties

In the normal course of business, the Company encounters economic risk in the form of credit and market risk. Credit risk is both the risk of tenant default on the tenant leases resulting in the nonpayment of rent and thus the reduction in property management revenue based on such potential nonpayment and the risk that the Properties fail to either reimburse the Company for its reimbursable expenses incurred or fail to pay the invoices submitted for services provided. Market risk represents the fact that the Company provided substantially all of its services to one Property owner, the loss of any of which would represent a significant impact to the Company.

For all periods presented, the Company earned substantially all of its revenue from one Property owner.

Going Concern

Under Accounting Standards Update No. 2014-15 (ASU 2014-15), an entity must perform an annual assessment of its ability to continue as a going concern within one year from the date of the financial statement issuance. Substantial doubt exists when conditions and events, considered in the aggregate, indicate it is probable that a company will be unable to meet its obligations as they become due within one year after the financial statement issuance date.

During 2017, the Company experienced an operating loss and negative cash flows from operations. In addition, the Company anticipates further operating deficits in 2018. Management plans to request additional capital

HavenBrook Partners, LLC
(A Delaware limited liability company)
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

from its Members in accordance with the Company’s operating agreement sufficient to meet operating cash flow needs for one year from the issuance date of this audit report.

3.	Related Parties

Substantially all of the Company’s revenue is derived from services provided to RHA, which operates and is taxed as a Real Estate Investment Trust (“REIT”). The ultimate beneficial owner of RHA is also the single member owner of TOBI and majority shareholder of the Company. For the six months ended June 30, 2018 and 2017 and the year ended December 31, 2017, the revenue earned from RHA totaled $6,020,607, $6,046,140, and $11,912,465, respectively. As of June 30, 2018 and December 31, 2017, the receivables from RHA totaled $463,513 and $453,284, respectively.

4.	Intangible Assets

In 2015, TOBI obtained a controlling interest in the Company. As a result, the Company records all acquired assets and liabilities at fair value, including intangible assets as of the date of the transaction.

The Company reviews the carrying value of the intangible assets for impairment if circumstances exist indicating the carrying value may not be recoverable. Impairment indicators include, but are not limited to, significant decreases in revenue and obsolescence in the case of the internally developed software. When indicators of potential impairment are present, the Company prepares a projection of the undiscounted future cash flows to determine if the carrying value of the intangibles is recoverable. If impairment is indicated, an adjustment is made to the carrying value of the asset to reduce the carrying value to its current fair value. The Company determined that no impairment of intangible assets occurred during the six months ended June 30, 2018 and 2017 or the year ended December 31, 2017.

Acquired intangible assets were as follows at the date indicated:

	June 30, 2018		December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Amortized intangible assets:

Trade name	$609,000	$338,334	$609,000	$287,583
RentalStat (internal software)	1,138,000	948,333	1,138,000	806,083
	$1,747,000	$1,286,667	$1,747,000	$1,093,666

Aggregate amortization expense was $193,001, $193,000 and $386,000, respectively, for the six months ended June 30, 2018 and 2017 and the year ended December 31, 2017. As of December 31, 2017, the estimated amortization expense for each of the next five years was:

2018	$386,000
2019	148,917
2020	101,500
2021	16,917
2022	—
Total	$653,334

HavenBrook Partners, LLC
(A Delaware limited liability company)
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

5.	Office and Auto Leases

Office Leases

The Company leases commercial office space from an unrelated company in Duluth, Georgia. As of June 30, 2018, the Company is leasing and occupying a total of 25,162 square feet (unaudited) of commercial office space. The Company also leases retail locations for its field office operations. All of these leases are considered and accounted for as operating leases. For the six months ended June 30, 2018 and 2017 and the year ended December 31, 2017, the Company recorded annual rent expense on these leases of $311,541, $300,455 and $578,211. As of June 30, 2018 and December 31, 2017, the Company recorded a cumulative deferred rent (liability) asset of ($3,622) and $7,678, respectively.

Auto Leases

The Company leases automobiles for certain employees in leasing, maintenance, and construction oversight. The lease agreements are all for thirty-six month terms and are treated as operating leases. During the six months ended June 30, 2018 and 2017 and the year ended December 31, 2017, the Company recorded $201,634, $227,938 and $445,837, respectively, of lease expense for automobiles. This expense is recorded with other auto expenses such as fuel, repairs & maintenance and tolls & parking on the consolidated statements of operations.

Future minimum payments under both office and automobile leases as of December 31, 2017 were as follows:

Year ending December 31,	Office	Auto	Total
2018	$482,599	$306,723	$789,322
2019	437,246	298,985	736,231
2020	418,599	94,748	513,347
2021	3,407	-	3,407
Thereafter	-	-	-
Total	$1,341,851	$700,456	$2,042,307

6.	Commitments and Contingencies

The Company may be subject to a variety of claims or legal actions arising in the ordinary course of business. The outcomes of such claims are not expected to have a material adverse effect on the Company’s financial position or results of operations.

7.	Subsequent Events

Management evaluated subsequent events through March 16, 2018, the date the consolidated financial statements were available to be issued.

Events subsequent to the original issuance of the consolidated financial statements (unaudited):

In connection with the reissuance of the consolidated financial statements, Management has evaluated subsequent events through October 24 2018, the date the consolidated financial statements were available to be reissued.

On August 8, 2018, Front Yard Residential Corporation (“Front Yard”) acquired the equity interests of the Company. The Company now operates as a wholly owned subsidiary of Front Yard. Certain of the Company's

HavenBrook Partners, LLC
(A Delaware limited liability company)
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

subsidiaries were distributed to the former owners prior to the acquisition by Front Yard. During August 2018, the Company received a payment of $2,200,000 from RHA for management services related to this transaction.